POWER OF ATTORNEY

SHOJI OGAWA

KNOW ALL BY THESE PRESENTS, THAT the undersigned SHOJI OGAWA (the “Filer”) hereby constitutes and appoints the following persons as the Filer’s true and lawful attorney-in-fact solely for the purposes set forth below:

I. EDGAR Account Administrator

TAKASHI FUTAKI and YASUNORI HOSOI to:

(1)
act as account administrator to manage the Filer’s EDGAR account and EDGAR Access Codes; and
(2)
receive notification from the United States Securities and Exchange Commission (the “SEC”) of the various codes and passwords issued to the Filer;

II. Form ID

TAKASHI FUTAKI, YASUNORI HOSOI, MIYAKA EGUCHI, SHOKO SUGITA (SHINOKUBO), YUSUKE MIYAHARA and NATSUKI FUJITA (KITAGAWA) to:

(1)
prepare, execute and submit to the SEC a Form ID application, including a Form ID authenticating document and any other documents necessary and appropriate in connection with the Filer’s application, for and on behalf of the Filer;

III. Forms 3, 4 and 5

TAKASHI FUTAKI, YASUNORI HOSOI, MIYAKA EGUCHI and SHOKO SUGITA (SHINOKUBO) to:

(1)
prepare, execute and submit to the SEC for and on behalf of the Filer, in the Filer’s capacity as an officer and/or director of Nomura Holdings, Inc., a joint stock corporation organized with limited liability under the laws of Japan (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

IV. General

Each of the persons constituted and appointed as attorney-in-fact pursuant to the foregoing I, II and III shall also be constituted as attorney-in-fact to:

Power of Attorney

(1)
do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete the purposes for which such person is constituted as attorney-in-fact pursuant to the foregoing; and
(2)
take any other action of any type whatsoever in connection with such purposes which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Filer hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the purposes to which he or she has been appointed and constituted as attorney-in-fact hereby, as fully to all intents and purposes as the Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Filer acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, assume, nor does the Company assume, any of the Filer’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The Filer hereby represents that he has not been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation.

The Filer agrees that each such attorney-in-fact herein and account administrator may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless each such attorney-in-fact and account administrator against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse each such attorney-in-fact herein and account administrator for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall be governed by and construed in accordance with the laws of Japan.

This Power of Attorney shall remain in full force and effect until revoked by the Filer in a signed writing delivered to the attorney-in-fact.

Power of Attorney

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March, 2026.

/s/ SHOJI OGAWA
Name: SHOJI OGAWA
Title: Individual

Power of Attorney